Exhibit 32.1

CERTIFICATIONS OF PRESIDENT AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Oliver Bialowons, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of SmartHeat Inc. for the quarterly period ended June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SmartHeat Inc.

Date: August 20, 2012	By:	/s/ Oliver Bialowons
Oliver Bialowons President

I, Michael Wilhelm, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of SmartHeat Inc. for the quarterly period ended June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SmartHeat Inc.

Date: August 20, 2012	By:	/s/ Michael Wilhelm
Michael Wilhelm Chief Financial Officer

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are not to be incorporated by reference into any filing of SmartHeat Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.